Exhibit 99.0

Data I/O Reports Fourth Quarter 2025 Results

A Year of Strategic Progress for New Programming Innovations and Expanding Addressable Market

AI-enabled Transformation Leading to Programming Acceleration and Operational Efficiencies/Expense Reductions;

2026 Business Framework Initiated – Data I/O Returns to Growth

Redmond, WA – February 26, 2026 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of data programming and security provisioning solutions for microcontrollers, security ICs and memory devices, today announced financial results for the fourth quarter ended December 31, 2025.

2025 and Recent Highlights

•	Strategic transformation approximately one year ahead of schedule
•	Investments in core product roadmap for programming and automation
•	Focused on expanding revenues with entry into Programming Services and Programming at Test
•	IAR collaboration for secure provisioning
•	Edge AI build-outs presenting new revenue opportunities
•	First AI production code released
•	Operating expense reductions of 7%, from $26.7 million to $24.8 million since November 2024, with plans of an additional $1 million annual run rate within first half of 2026

2026 Business Framework

Following significant progress with the Company’s strategic transformation in 2025, Data I/O is providing a business framework for 2026 which is solely based on organic growth.  Inorganic initiatives may be incremental to the framework provided herein.

•	Organic revenue growth for 2026 over 2025
•	Pipeline for entry into Programming Services and Programming at Test markets
•	Revenue increases drive labor and overhead absorption yielding improved gross margins
•	Expense reductions of an additional $1 million run rate beyond the benefit of previously implemented structural and operational cost improvements
•	AI deeply engrained across all functional departments
•	Line of sight to near term positive operating cash flow

Management Comments

Commenting on the financial results for the year ended December 31, 2025, William Wentworth, President and CEO of Data I/O Corporation, said, “Our mission throughout 2025 was to transform Data I/O for long-term growth. As we enter 2026, our plan is proving to be about one year ahead of schedule and poised to deliver revenue growth this year.  We have increasing confidence in the demand environment, with very encouraging customer activity in the fourth quarter and into 2026.

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“The shift Data I/O is making towards servicing the overall data provisioning market represents a significantly larger opportunity than the market we serve today. Leveraging our platform will allow us to reach into services and provisioning at test.

“As part of our expanding suite of programming technologies, yesterday we announced a collaboration with IAR to combine their leading security expertise with Data I/O’s provisioning expertise to create a frictionless solution reducing the complexity that exist with today’s security provisioning process. We believe this combination creates the most comprehensive device support model for security provisioning in the industry.

“The progress we made in 2025 would not have been possible without the strengthening of our leadership team. Over the past 18 months, we have made deliberate changes to the Board and executive suite to ensure we have the right team in place. Based on our rapid progress, we are confident that 2026 will be a year of growth for Data I/O that leads to positive operating cash flow.

“The Company’s transformation was designed around executing against six priorities: modernizing our go-to-market strategy, investing in our core technology platform, strengthening our customer relationships, optimizing our business operations and IT infrastructure, improving our operational processes, and deploying AI across the Company. Executing this transformation has not been without difficulty. The broader semiconductor market has been in a multi-year cyclical downturn, driven primarily by softness in automotive electronics, historically, Data I/O’s largest end market. Revenue was essentially flat and we incurred losses in 2025 as a result. Nevertheless, we remain committed to our investment plan and optimizing the organization overall. We believe these initiatives position Data I/O to deliver sustainable growth and create long-term shareholder value.

“New and existing customers are confirming that Edge AI is driving a major technology build-out.  Areas such as autonomous transportation, robotics, industrial automation, and connected devices require more intelligent and secure edge deployments which are expected to drive a multi-year growth cycle.

“Beyond driving growth opportunities for Data I/O’s solutions, we have deployed AI broadly across the Company. Our teams are applying AI tools to software development, strategy, market research, finance, marketing, and engineering functions to optimize business processes. We recently achieved a meaningful milestone: our software team used AI-assisted development to deliver production-ready code end to end for the first time.

“Early evidence of customer alignment and interest validates our strategy and reinforces our confidence that the convergence of our platform investments, expanding market opportunities, strategic transformation, and improved operational capabilities positions Data I/O for growth in 2026 and beyond.”

Fourth Quarter 2025 Financial Results

Net sales in the fourth quarter 2025 were $4.0 million, down from $5.2 million in the fourth quarter 2024.  For the full year 2025, net sales were $21.5 million as compared with $21.8 million for 2024.  Demand for capital equipment continued to be negatively impacted by a realignment of technology spending, with AI-related investments at the forefront and a reassessment of EV capacity and manufacturing impacting the Company’s largest end market of automotive electronics. That said, the Company has recently seen positive indications of demand for its products as the build-out of Edge AI is beginning to ramp.

Fourth quarter 2025 bookings were $3.1 million, down 25% from $4.1 million for the prior year period. Bookings for 2025 were $18.6 million, down 17% from $22.5 million in 2024.  Bookings were impacted by similar market challenges as revenues.  Automotive sector electronics represented 52% of 2025 bookings, compared to 59% for all of 2024. Regionally, 2025 bookings were strongest from customers throughout Asia, as North America demand was consistent with the prior year and Europe declined. As a global company, Data I/O is well positioned to support customers migrating manufacturing facilitates to the Americas.

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For 2025, consumable adapters and services represented 58% of total revenue, providing a stable base of re-occurring revenue, with deferred revenue rising to approximately $1.5 million on December 31, 2025 from $1.4 million on September 30, 2025. Capital equipment sales represented 42% of total revenue. Backlog on December 31, 2025 was $2.3 million, down from $2.7 million on September 30, 2025.

Gross margin as a percentage of sales was 43.0% in the fourth quarter 2025, as compared to 52.2% in the fourth quarter 2024. Full year gross margin was 49.3% for 2025, as compared to 53.3% for 2024. The decrease in gross margin reflects lower absorption of labor and overhead cost. Direct material costs remained relatively steady and consistent with prior periods as the Company continued actively to mitigate the impact of tariffs and other inflationary pressures.

Operating expenses for the fourth quarter 2025 were $4.2 million, which included approximately $312,000 in one-time expenses related to SEC filings, restructuring work and the initial phases of the Company’s  transition to a new ERP system. This compares to $4.0 million in the fourth quarter 2024. Full year 2025 expenses were $15.7 million of which $1.4 million represented one-time expenses primarily related to the Company’s leadership transition, investments in the core programming platform and information systems, SEC filings, and remediation of the cybersecurity incident first identified on August 16, 2025. This compares to $14.6 million in 2024, wherein there were no one-time expenses recorded.*

Net loss in the fourth quarter 2025 was ($2.5) million or ($0.27) per share, compared to net loss of ($1.2) million or ($0.13) per share in the fourth quarter 2024. For 2025, net loss was ($5.0) million or ($0.53) per share, compared to net loss of ($3.1) million or ($0.34) per share in 2024.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which excludes equity compensation, was ($2.5) million in the fourth quarter 2025, compared to ($1.1) million in the fourth quarter 2024. Fourth quarter 2025 Adjusted EBITDA would have been ($1.9) million excluding one-time expenses of approximately $312,000 in the period.* For the full year, Adjusted EBITDA was ($3.9) million in 2025, compared to ($1.4) million in 2024.  Adjusted EBITDA for 2025 would have been ($2.6) million in excluding one-time expenses of approximately$1.4 million in the period.

The Company’s balance sheet and liquidity remained solid with cash at the end of the fourth quarter 2025 at $7.9 million as compared to $10.3 million on December 31, 2024.  The decreased cash balance reflects one-time expenses, technology platform investments and IT spending throughout the year, partially offset by reduced inventory levels and increased accounts payable. Data I/O had net working capital of $12.3 million on December 31, 2025, compared with $16.1 million on December 31, 2024. The Company continues to have no debt.

Conference Call Information

A conference call discussing financial results for the fourth quarter ended December 31, 2025 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time. To listen to the conference call, please dial 412-317-5788.  A replay will be made available approximately one hour after the conclusion of the call. To access the replay, please dial 412-317-0088, access code 9383984. The conference call will also be simultaneously webcast over the Internet; visit the Webcasts and Presentations section of the Data I/O Corporation website at www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

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About Data I/O Corporation

Since 1972, Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronics devices. Today, our customers use Data I/O’s data provisioning solutions to manage   device intellectual property from point of inception to deployment in the field.  OEMs of any size can program and securely provision devices from early samples all the way to high volume production prior to shipping semiconductor devices to a manufacturing line. Data I/O enables customers to reliably, securely, and cost-effectively bring innovative new products to life.  These solutions are backed by a portfolio of patents and a global network of Data I/O support and service professionals, ensuring success for our customers.  Learn more at dataio.com/Company/Patents.

Learn more at dataio.com

Safe Harbor/Forward Looking Statement, Disclosure Information and Non-GAAP financial Measures

Statements in this news release concerning financial results, 2026 business framework, expectations for Edge AI, economic outlook, expected revenue, expected margins, expected savings, expected results, expected expenses, orders, deliveries, backlog and financial positions, semiconductor chip supplies, supply chain expectations, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statement disclaimers also apply to the demand for the Company’s products and the impact from geopolitical conditions including any related international trade restrictions as well as the ongoing investigation of the August 2025 cybersecurity incident and the possibility that the Company’s containment and remediation efforts may be unsuccessful or becomes a challenging force in maintaining market share. Factors that may impact the Company’s operations and finances include uncertainties as to the ability to record revenues based upon the timing of product deliveries, market acceptance of Edge AI, shipping availability, installations and acceptance, accrual of expenses, coronavirus or other business interruptions, changes in economic conditions, part shortages, business disruptions and other risks including those described in the Company’s 10-K, 10-Q and other periodic filings with the Securities and Exchange Commission (SEC), press releases and other communications.

Data I/O may use its website (www.dataio.com) and investor relations page (www.dataio.com/Company/Investor-Relations), its X account (@DataIO_Company), and its LinkedIn page (linkedin.com/company/data-io) to disclose material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors and other interested parties should monitor these sites, in addition to following Data I/O’s press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public presentations/webcasts.

Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, excluding equity compensation, and other one-time investments/expenses should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

*References in this press release are made to non-GAAP (Generally Accepted Accounting Principles) financial measures, including profitability and operating/net income excluding one-time items, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA (AEBITDA), which excludes equity compensation, and AEBITDA excluding one-time items.  These measures are provided as a supplement to GAAP results and offer additional insights into the Company's results and facilitate the comparison of results. Reconciliations are provided in the tables of this press release.

Contact:

Investor Relations Darrow Associates, Inc.
Jordan Darrow
(512) 551-9296 jdarrow@darrowir.com

-     tables follow     -

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DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Net Sales	$3,983	$5,185	$21,500	$21,769
Cost of goods sold	2,269	2,480	10,904	10,163
Gross margin	1,714	2,705	10,596	11,606
Operating expenses:
Research and development	1,645	1,701	6,531	6,240
Selling, general and administrative	2,571	2,291	9,181	8,404
Total operating expenses	4,216	3,992	15,712	14,644
Operating income (loss)	(2,502)	(1,287)	(5,116)	(3,038)
Non-operating income (loss):
Interest income	23	49	130	273
Foreign currency transaction gain (loss)	(32)	48	(10)	58
Total non-operating income (loss)	(9)	97	120	331
Income (loss) before income taxes	(2,511)	(1,190)	(4,996)	(2,707)
Income tax (expense) benefit	11	8	10	(386)
Net income (loss)	$(2,500)	$(1,182)	$(4,986)	$(3,093)

Basic earnings (loss) per share	$(0.27)	$(0.13)	$(0.53)	$(0.34)
Diluted earnings (loss) per share	$(0.27)	$(0.13)	$(0.53)	$(0.34)
Weighted-average basic shares	9,392	9,236	9,329	9,150
Weighted-average diluted shares	9,392	9,236	9,329	9,150

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DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	December 31, 2025	December 31, 2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,901	$10,326
Trade accounts receivable, net of allowance for doubtful accounts of $29 and $22, respectively	2,841	3,960
Inventories	5,710	6,212
Other current assets	799	659
TOTAL CURRENT ASSETS	17,251	21,157

Property, plant and equipment – net	807	1,001
Other assets	2,118	2,812
TOTAL ASSETS	$20,176	$24,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,227	$820
Accrued compensation	958	1,517
Deferred revenue	1,464	1,535
Other accrued liabilities	1,328	1,161
Income taxes payable	4	39
TOTAL CURRENT LIABILITIES	4,981	5,072

Operating lease liabilities	1,411	2,160
Long-term other payables	20	112

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 9,391,922 shares as of December 31,
2025 and 9,236,040 shares as of December 31, 2024	24,062	23,475
Accumulated earnings (deficit)	(10,724)	(5,738)
Accumulated other comprehensive income	426	(111)
TOTAL STOCKHOLDERS’ EQUITY	13,764	17,626
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$20,176	$24,970

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DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
(in thousands)
Net Income (loss)	$(2,500)	$(1,182)	$(4,986)	$(3,093)
Interest (income)	(23)	(49)	(130)	(273)
Taxes	(12)	(8)	(10)	386
Depreciation and amortization	126	115	495	565
EBITDA earnings	$(2,409)	$(1,124)	$(4,631)	$(2,415)

Equity compensation	158	9	697	976
One-time expenses	312	---	1,377	---

Adjusted EBITDA, excluding equity compensation and one-time expenses	$(1,939)	$(1,115)	$(2,557)	$(1,439)

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